   As filed with the Securities and Exchange Commission on January 14, 1997.
                                             Registration No. 333-____________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       ALL AMERICAN COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                             808 WILSHIRE BOULEVARD                           3652
      (State or other                   SANTA MONICA, CALIFORNIA 90401-1810               (I.R.S. Employer
      jurisdiction of                             (310) 656-1100                        Identification No.)
      incorporation or              (Address, including zip code, and telephone
        organization)                                 number,
                                   including area code, of registrant's principal
                                                 executive offices)

                       ALL AMERICAN COMMUNICATIONS, INC.
                           1994 Stock Incentive Plan
                            (Full title of the Plan)

                                THOMAS BRADSHAW
          SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                       ALL AMERICAN COMMUNICATIONS, INC.
                             808 WILSHIRE BOULEVARD
                      SANTA MONICA, CALIFORNIA  90401-1810
                                 (310) 656-1100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                WITH A COPY TO:
                             Barry L. Dastin, Esq.
                  Kaye, Scholer, Fierman, Hays & Handler, LLP
                      1999 Avenue of the Stars, Suite 1600
                             Los Angeles, CA 90067
                                 (310) 788-1000





                        CALCULATION OF REGISTRATION FEE

                                                   Proposed          Proposed Maximum
    Title of shares        Amount to be         Offering Price           Aggregate             Amount of
   to be registered         Registered            per Unit(1)        Offering Price(1)    Registration Fee(1)
---------------------------------------------------------------------------------------------------------------
Class B Common Stock       2,250,000(2)            $9.0625              20,390,625            6,178.98
$.0001 par value

===============================================================================================================

__________________________________

(1) The offering price and the amount of registration fee have been computed pursuant to Rule 457(h)(1) and Rule 457(c) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low prices of the Company's Class B Common Stock, par value $0.0001 per share, reported on the Nasdaq National Market on January 9, 1997.

(2) Pursuant to Rule 416 promulgated pursuant to the Securities Act, this registration statement also covers such indeterminable number of additional shares of Class B Common Stock as may be issuable pursuant to the antidilution provisions of the Company's 1994 Stock Incentive Plan (the "1994 Plan").

                                     PART I

                                EXPLANATORY NOTE

        The Company is filing this registration statement on Form S-8 in order to register 2,250,000 shares of Class B Common Stock, $.0001 par value (the "Class B Common Stock") to be offered and sold pursuant to the 1994 Plan, as well as an undetermined amount of Class B Common Stock to be offered and sold pursuant to the 1994 Plan in accordance with Rule 416 of the Securities Act. The Class B Common Stock registered hereunder is in addition to the 1,250,000 shares of Common Stock, par value $.0001 issued or available for issuance pursuant to the 1994 Plan and previously registered on Form S-8 (Registration No. 33-64423) filed on November 17, 1995 (the "1995 S-8"). The contents of the 1995 S-8 are incorporated herein by reference and made a part hereof.

        The documents containing the information specified in this Part I have been or will be sent or given to optionees as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Copies of all documents incorporated by reference in Item 3 of Part II of this Form S-8 (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein), as well as other documents required to be delivered to employees pursuant to Rule 428(b), will be provided without charge to each person, including any beneficial owner, on the written or oral request of such person made to All American Communications, Inc., 808 Wilshire Boulevard, Santa Monica, California 90401, Attention: Paul Pavlis, Secretary, Telephone:
(310) 656-1100.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company incorporates by reference the following documents heretofore filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act:

         1. Annual Report of All American Communications, Inc. (the "Company") on Form 10-K for the fiscal year ended December 31, 1995, filed April 1, 1996, as amended on April 29, 1996, and further amended on June 18, 1996;

         2. Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended March 31, 1996;

         3. Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended June 30, 1996;

         4. Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended September 30, 1996;

         5. Current Reports of the Company on Form 8-K or 8-K/A, filed on May 3, 1996, June 14, 1996, June 21, 1996, June 28, 1996,
                 August 6, 1996, September 25, 1996, October 22, 1996 and November 6, 1996; and

         6. The description of the Class B Common Stock contained in the Company's Registration Statement on Form 8-A, dated December 4, 1995.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under
Section 145.

         Article IV of the Company's Bylaws provides, in substance, for the indemnification of directors and officers of the Company to the fullest extent permitted by Delaware law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.2 All American Communications 1994 Stock Option Plan (the "Plan"), as amended, incorporated by reference to Exhibit B to the Company's Proxy Statement, for the 1996 annual meeting of stockholders.

5.1      Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP.

23.1     Consent of Ernst & Young LLP.

23.2 Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP (filed as part of Exhibit 5.1 hereto).

24.1     Power of Attorney (included in the signature page hereto).

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica and State of California on the 14th day of January, 1997.

                                           ALL AMERICAN COMMUNICATIONS, INC.


                                           By: /s/ THOMAS BRADSHAW
                                               ---------------------------------
                                               Thomas Bradshaw
                                               Chief Financial Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that, the undersigned Directors and Officers of All American Communications, Inc., a Delaware corporation (the "Corporation"), hereby constitute and appoint Thomas Bradshaw, each with full power of substitution and resubstitution, their true and lawful attorneys and agents to sign the names of the undersigned Directors and Officers in the capacities indicated below to the Registration Statement to which this Power of Attorney is filed as an exhibit, and all amendments (including post-effective amendments) and supplements thereto, and all instruments or documents filed as a part thereof or in connection therewith, and to file the same, with all exhibits thereto, and all other instruments or documents in connection therewith, with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms all that said attorneys, agents, or any of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                                  Title                                   Date
---------                                  -----                                   ----
/s/ ANTHONY J. SCOTTI                      Chairman of the Board                   January 14, 1997
-------------------------                  Chief Executive Officer
Anthony J. Scotti                          (principal executive officer)


/s/ THOMAS BRADSHAW                        Director, Chief Financial Officer       January 14, 1997
-------------------------                  and Treasurer
Thomas Bradshaw                            (principal accounting officer)


/s/ EUGENE P. BEARD                        Director                                January 14, 1997
-------------------------
Eugene P. Beard


/s/ LAWRENCE E. LAMATTINA                  Director                                January 14, 1997
-------------------------
Lawrence E. Lamattina


/s/ GORDON LUCE                            Director                                January 14, 1997
-------------------------
Gordon Luce


                                           Director                                January __, 1997
-------------------------
R. Timothy O'Donnell


/s/ DAVID A. MOUNT                         Director                                January 14, 1997
-------------------------
David A. Mount


/s/ MYRON I. ROTH                          Director                                January 14, 1997
-------------------------
Myron I. Roth

/s/ BENJAMIN J. SCOTTI                     Director                                January 14, 1997
-------------------------
Benjamin J. Scotti


/s/ SYDNEY D. VINNEDGE                     Director                                January 14, 1997
-------------------------
Sydney D. Vinnedge